UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 4, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2023, Tellurian Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with a New York-based institutional investor with approximately $120 billion in assets under management (the “Investor”) regarding the sale and leaseback of approximately 800 acres of land (the “Property”) owned and/or leased by Driftwood LNG LLC, a wholly owned subsidiary of the Company or an affiliate (“Driftwood LNG”), to be used for the proposed Driftwood liquefied natural gas terminal facility (the “Driftwood terminal”) in Lake Charles, Louisiana.

Pursuant to the LOI, the transaction (the “Transaction”) will consist of (i) the sale by Driftwood LNG, and purchase by a special purpose entity to be formed by the Investor (the “Purchaser”), of Driftwood LNG’s interests in the Property for $1.0 billion pursuant to a purchase and sale agreement (the “Purchase Agreement”) and (ii) upon (and as a condition to) the closing of the transactions contemplated by the Purchase Agreement, a 40-year lease of the Property from the Purchaser to Driftwood LNG pursuant to a master lease (the “Master Lease”). Terms of the Master Lease will include, among others, (i) a capitalization rate of 8.75%, (ii) annual rent escalators of 3.00%, (iii) a requirement that Driftwood LNG post a letter of credit equal to 12 months of rent, (iv) a requirement that the equity investors in Driftwood LNG or its affiliates be joint and several contingent guarantors of the Master Lease (the “Contingent Guarantors”) and (v) a requirement that the Contingent Guarantors hold an investment grade rating of BBB or higher or attain an equivalent shadow credit rating, or be otherwise acceptable to the Purchaser. The LOI contemplates that the parties will use commercially reasonable efforts to finalize the Purchase Agreement and Master Lease on or before July 14, 2023. The LOI will terminate on July 14, 2023 if Driftwood LNG fails to identify the Contingent Guarantors by such date and will terminate on July 31, 2023 if the Purchaser elects, in its sole discretion, not to approve such Contingent Guarantors. The LOI is binding on the parties but is subject to the negotiation of definitive transaction documents and the approval of those documents by the Company’s board of directors.

The closing of the Transaction will occur on the later of (i) 91 days after the Purchase Agreement is executed by the parties thereto and (ii) the satisfaction of the closing conditions in the Purchase Agreement, including Driftwood LNG securing financing commitments for Phase 1 of the Driftwood project on terms satisfactory to the Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: April 6, 2023	By:	/s/ Daniel A. Belhumeur
	Name:	Daniel A. Belhumeur
	Title:	Executive Vice President and General Counsel